Exhibit 99.1

Enveric Biosciences Appoints Dr. Marcus Schabacker to Board of Directors

Industry Veteran Brings Over Three Decades of Experience Across Global Healthcare Landscape

NAPLES, Fla., Jan. 5, 2021 /PRNewswire/ — Enveric Biosciences, Inc. (NASDAQ: ENVB) (“Enveric” or the “Company”), a patient-first biotechnology company developing novel cannabinoid medicines to improve quality of life for cancer patients, announced today that it has appointed Marcus Schabacker, M.D., Ph.D., to the Company’s Board of Directors.

“Dr. Schabacker’s significant medical, corporate and board experience over the years make him a perfect fit to join Enveric at this pivotal moment for our Company,” said David Johnson, Chairman and CEO, Enveric Biosciences. “Providing the best and safest patient care has always been at the forefront of Dr. Schabacker’s work – aligning squarely with Enveric’s mission – and we look forward to leveraging his knowledge and insights as we continue our research and develop natural compounds, including cannabinoids, to provide treatments for unmet medical needs.”

With more than 35 years of healthcare experience, Dr. Schabacker currently serves as President and CEO at the ECRI Institute, a nonprofit organization focused on advancing effective, evidence-based healthcare globally. Prior to joining ECRI, Dr. Schabacker worked at Baxter Healthcare Corporation, serving in various roles including Corporate Vice President and Chief Scientific Officer; Chairman of the Executive Quality Council; Chief Scientific Officer, Medical Products; and Vice President, R&D, Medical Products.

For over a decade, Dr. Schabacker has served on numerous boards of both small- and mid-sized companies, providing organizations with strategic guidance for accelerating growth and building successful, sustainable management teams. He is also a board-certified anesthesiologist and intensive care specialist.

“Over the course of my career, and still to this day, patients’ needs remain my top priority,” added Dr. Schabacker. “The team at Enveric Biosciences lives by this principle, as well, which is why I could not pass up the opportunity to join its Board of Directors. As the Company advances its pipeline of innovative, naturally occurring compounds in partnership with leading clinics, I look forward to working closely with Enveric to help bring these treatments to patients in need, especially those suffering from cancer treatments’ debilitating side effects.”

About Enveric Biosciences

Enveric Biosciences is a patient-first biotechnology company developing rigorously tested, novel cannabinoid medicines to improve quality of life for cancer patients. Initial indications include radiodermatitis, a common and often severe side effect of radiation therapy, and chemotherapy-induced neuropathy. For more information, please visit https://www.enveric.com/.

Forward-Looking Statements

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Investor Contacts

Valter Pinto / Allison Soss
KCSA Strategic Communications
212.896.1254 / 212.896.1267
EnvericBio@kcsa.com

Media Contacts

Caitlin Kasunich / Raquel Cona
KCSA Strategic Communications
212.896.1241 / 516.779.2630
EnvericBio@kcsa.com